Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President Investor Relations
(314)	810-3115
investor.relations@express-scripts.com

Express Scripts Reports Strong Second Quarter Earnings
2009 Earnings Guidance Increased

ST. LOUIS, July 29, 2009 — Express Scripts, Inc. (Nasdaq: ESRX) announced second quarter net income from continuing operations of $192.0 million, or $0.74 per diluted share.  Excluding non-recurring items in the quarter, primarily related to the previously announced acquisition of WellPoint’s pharmacy benefit management business (“NextRx”), earnings per diluted share was $0.88, up 16% from $0.76 for the same period last year. These earnings for the quarter include $0.05 per share of dilution related to the pre-close debt and equity issuances which were completed on June 9 and 10, 2009, respectively.

“The continued execution of our business model, which aligns our interests with those of plan sponsors and patients, again resulted in savings for our clients and members and a strong quarter for our shareholders,” stated George Paz, president, chief executive officer and chairman.

“We have made significant progress during the quarter toward closing the NextRx transaction by clearing regulatory hurdles and securing favorable financing.  We look forward to completing the acquisition in the fourth quarter and commencing our alliance with WellPoint, where together we plan to tackle the nation’s priority to improve health outcomes and reduce waste,” stated Paz.

Second Quarter 2009 Highlights (2009 data reflected on an adjusted basis. See Table 2)
•	Gross profit increased 18% from 2008.
•	EBITDA per adjusted claim was $3.20, an increase of 20% from the prior year.
•	In June, the Company raised $4.1 billion of cash to pre-fund the NextRx acquisition (26.5 million new shares and $2.5 billion of new public debt).

2009 Guidance
The Company previously provided 2009 earnings per diluted share guidance in a range of $3.67 to $3.77, which excluded any impact related to the NextRx transaction.  Due to strong underlying fundamentals in the core business, the Company now believes 2009 earnings on the same basis will be in a range of $3.72 to $3.82, representing 20% to 23% growth over 2008.

The following factors are not reflected in the guidance range above:
•	NextRx results post-close
•	2009 financing costs related to the NextRx transaction of $0.41 per diluted share
•	Estimated net non-recurring items for the year, mainly pertaining to the NextRx transaction, in a range of $0.30 to $0.32 per diluted share

See Table 4 for further details.

About Express Scripts
Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, workers’ compensation, and union-sponsored benefit plans.

Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, and medical- and drug-data analysis services.  The Company also distributes a full range of biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.

Express Scripts is headquartered in St. Louis, Missouri. More information can be found at http://www.express-scripts.com, which includes expanded investor information and resources.   More information on the Center for Cost-Effective Consumerism can be found at http://www.consumerology.org.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements.  Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-Q on file with the SEC.  A copy of this form can be found at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FINANCIAL TABLES FOLLOW

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2009	2008	2009	2008

Revenues(1)	$5,503.3	$5,530.8	$10,926.1	$11,021.6
Cost of revenues (1)	4,909.3	5,028.2	9,798.0	10,052.9
Gross profit	594.0	502.6	1,128.1	968.7
Selling, general and administrative	214.0	185.9	392.6	357.5
Operating income	380.0	316.7	735.5	611.2
Other (expense) income:
Undistributed loss from joint venture	-	(0.1)	-	(0.4)
Interest income	1.2	3.3	2.1	8.7
Interest expense	(77.6)	(17.0)	(94.7)	(40.3)
	(76.4)	(13.8)	(92.6)	(32.0)
Income before income taxes	303.6	302.9	642.9	579.2
Provision for income taxes	111.6	111.0	236.2	209.1
Net income from continuing operations	192.0	191.9	406.7	370.1
Net income (loss) from discontinued operations, net of tax	0.3	(1.7)	-	(2.8)
Net income	$192.3	$190.2	$406.7	$367.3

Weighted average number of common shares outstanding during the period:
Basic:	256.6	248.7	252.1	250.5
Diluted:	258.8	252.0	254.3	253.9

Basic earnings per share:
Continuing operations	$0.75	$0.77	$1.61	$1.48
Discontinued operations	-	(0.01)	-	(0.01)
Net earnings	0.75	0.76	1.61	1.47

Diluted earnings per share:
Continuing operations	$0.74	$0.76	$1.60	$1.46
Discontinued operations	-	(0.01)	-	(0.01)
Net earnings	0.74	0.75	1.60	1.45

(1) Includes retail pharmacy co-payments of $721.1 million and $824.1 million for the three months ended June 30, 2009 and 2008, respectively and $1,543.8 million and $1,711.8 million for the six months ended June 30, 2009 and 2008, respectively.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

(in millions, except share data)	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$3,661.0	$530.7
Restricted cash and investments	6.3	4.8
Short-term investments	1,202.0	8.4
Receivables, net	1,148.1	1,155.9
Inventories	180.2	203.0
Deferred taxes	119.7	118.2
Prepaid expenses and other current assets	24.4	22.8
Total current assets	6,341.7	2,043.8
Property and equipment, net	222.0	222.2
Goodwill	2,882.4	2,881.1
Other intangible assets, net	327.0	332.6
Other assets	31.0	29.5
Total assets	$9,804.1	$5,509.2

Liabilities and Stockholders' Equity
Current liabilities:
Claims and rebates payable	$1,354.1	$1,380.7
Accounts payable	480.4	496.4
Accrued expenses	404.3	420.5
Current maturities of long-term debt	620.0	420.0
Current liabilities of discontinued operations	6.9	4.1
Total current liabilities	2,865.7	2,721.7
Long-term debt	3,471.9	1,340.3
Other liabilities	382.3	369.0
Total liabilities	6,719.9	4,431.0

Stockholders' Equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	-	-
Common stock, 1,000,000,000 shares authorized, $0.01 par value; shares issued: 345,296,000 and 318,958,000, respectively; shares outstanding: 274,415,000 and 247,649,000, respectively	3.5	3.2
Additional paid-in capital	2,228.5	640.8
Accumulated other comprehensive income	9.9	6.2
Retained earnings	3,767.7	3,361.0
	6,009.6	4,011.2
Common stock in treasury at cost, 70,881,000 and 71,309,000 shares, respectively	(2,925.4)	(2,933.0)
Total stockholders' equity	3,084.2	1,078.2
Total liabilities and stockholders' equity	$9,804.1	$5,509.2

EXPRESS SCRIPTS, INC.
Unaudited Condensed Consolidated Statement of Cash Flows

	Six Months Ended June 30,
(in millions)	2009	2008

Cash flows from operating activities:
Net income	$406.7	$367.3
Net loss from discontinued operations, net of tax	-	2.8
Net income from continuing operations	406.7	370.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49.7	49.6
Deferred financing fees	57.7	1.2
Non-cash adjustments to net income	42.5	50.3
Changes in operating assets and liabilities:
Claims and rebates payable	(26.6)	64.0
Other net changes in operating assets and liabilities	(11.9)	(52.4)
Net cash provided by operating activities — continuing operations	518.1	482.8
Net cash (used in) provided by operating activities — discontinued operations	(0.1)	3.6
Net cash flows provided by operating activities	518.0	486.4

Cash flows from investing activities:
Purchase of short-term investments	(1,198.9)	-
Purchases of property and equipment	(32.0)	(30.1)
Other	5.4	(0.7)
Net cash used in investing activities	(1,225.5)	(30.8)

Cash flows from financing activities:
Proceeds on long-term debt, net of discounts	2,491.6	-
Net proceeds from stock issuance	1,569.1	-
Deferred financing fees	(69.5)	-
Repayment of long-term debt	(160.1)	(120.0)
Tax benefit relating to employee stock compensation	2.9	25.4
Treasury stock acquired	-	(494.4)
Net proceeds from employee stock plans	2.2	15.3
Net cash provided by (used in) financing activities	3,836.2	(573.7)

Effect of foreign currency translation adjustment	1.6	(0.8)

Net increase (decrease) in cash and cash equivalents	3,130.3	(118.9)
Cash and cash equivalents at beginning of period	530.7	434.7
Cash and cash equivalents at end of period	$3,661.0	$315.8

Table 1
Unaudited Consolidated Selected Information
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Claims Volume	2009	2008	2009	2008
Network	94.7	96.1	188.9	194.3
Home Delivery & Specialty	10.2	10.6	20.1	21.0
Other(1)	0.7	0.8	1.5	1.6
Total claims	105.6	107.5	210.5	216.9

Total adjusted claims(2)	125.6	128.0	249.7	257.6

Depreciation and Amortization (D&A):
Gross profit D&A	$6.7	$7.4	$13.1	$14.3
Selling, general & administrative D&A	18.4	17.8	36.6	35.3
Total D&A	$25.1	$25.2	$49.7	$49.6

Generic Fill Rate
Network	69.2%	67.0%	69.1%	66.7%
Home Delivery	57.2%	56.8%	57.1%	55.4%
Overall	67.8%	65.9%	67.8%	65.5%

(1) Other claims represent: (a) drugs distributed through patient assistance programs (b) drugs distributed where we have been selected by the pharmaceutical manufacturer as part of a limited distribution network and (c) Emerging Market claims.

(2) Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims are typically 90 day claims.

Table 2
EBITDA Reconciliation
(in millions, except per claim data)
The following is a reconciliation of net income from continuing operations to EBITDA(1) from continuing operations.  The Company believes net income is the most directly comparable measure calculated under Generally Accepted Accounting Principles.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income from continuing operations, as reported	$192.0	$191.9	$406.7	$370.1
Provision for income taxes	111.6	111.0	236.2	209.1
Depreciation and amortization	25.1	25.2	49.7	49.6
Interest expense, net	76.4	13.7	92.6	31.6
Undistributed loss from joint venture	-	0.1	-	0.4
EBITDA from continuing operations, as reported	405.1	341.9	785.2	660.8
Non-recurring benefit related to insurance recovery (2)	(15.0)	-	(15.0)	-
Non-recurring transaction related costs (3)	11.7	-	11.7	-
Adjusted EBITDA from continuing operations	$401.8	$341.9	$781.9	$660.8

Total adjusted claims	125.6	128.0	249.7	257.6

Adjusted EBITDA per adjusted claim	$3.20	$2.67	$3.13	$2.57

The Company is providing EBITDA excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

(1) EBITDA  is earnings before taxes, depreciation and amortization, net interest and other income (expense); or alternatively calculated as operating income plus depreciation and amortization.  EBITDA is presented because it is a widely accepted indicator of a company's ability to service indebtedness and is frequently used to evaluate a company's performance.  EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA may not be comparable to that used by other companies.

(2) Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million, net of tax), included as a reduction to selling, general and administrative expense.

(3) Transaction related costs include those costs directly related to our pending acquisition of NextRx, primarily comprised of professional fees of $11.7 million ($7.4 million net of tax), included in selling, general and administrative expense.

Table 3
Calculation of Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(per diluted share)
GAAP EPS from continuing operations	$0.74	$0.76	$1.60	$1.46

Items included in GAAP results:

Non-recurring benefit related to insurance recovery (1)	(0.04)		(0.04)

Non-recurring transaction related costs (2)	0.03		0.03

Non-recurring termination of bridge financing(3)	0.15		0.15

Adjusted EPS from continuing operations	$0.88	$0.76	$1.74	$1.46

Other items included in GAAP results:
Impact of pre-closing financing of NextRx acquisition (4)	$0.05		$0.05

The Company is providing diluted earnings per share excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

(1) Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million, net of tax), included as a reduction to selling, general and administrative expense.

(2) Transaction related costs include those costs directly related to our pending acquisition of NextRx, primarily comprised of professional fees of $11.7 million ($7.4 million net of tax), included in selling, general and administrative expense.

(3) Financing costs include bridge loan fees of $58.4 million ($36.9 million net of tax) included in interest expense.  These fees were incurred to terminate the temporary bridge financing once permanent financing was secured.

(4) Impact from financing of NextRx transaction completed in June 2009 (26.45 million shares and $2.5 billion of public debt).  Costs included $9.1 million of interest expense, offset by $0.5 million of interest income (total, net $5.4 million after tax).

Table 4
2009 Guidance Information

	Estimated Year Ended December 31, 2009			Year Ended December 31, 2008
Rollforward of previously provided 2009 guidance:

Prior 2009 EPS guidance (excluding the impact of NextRx)	$3.67	to	$3.77

Stronger base business fundamentals (1)	0.05		0.05

Revised 2009 EPS guidance (excluding the impact of NextRx)	$3.72	to	$3.82	$3.10

GAAP items not included in guidance:

Non-recurring benefit related to insurance recovery (2)	$0.04		$0.04

Q2 non-recurring charges related to the NextRx transaction (3)	(0.18)		(0.18)

Q3 / Q4 non-recurring charges related to the NextRx transaction (3)	(0.16)	to	(0.18)

Impact of transaction financing (4)	(0.41)		(0.41)

NextRx results post-close (5)	TBD based on closing date

(1) Due to stronger underlying fundamentals expected for remainder of the year, the Company raised guidance by $0.05 per diluted share.

(2) The Company incurred a non-recurring gain related to an insurance recovery (unrelated to the NextRx transaction). See Table 3.

(3) The Company incurred other non-recurring charges related to the transaction which are described in more detail in Table 3. The Company estimates further costs to be incurred in Q3 / Q4 2009 of $70 million - $80 million, primarily for professional fees (banking, legal and accounting) and IT build out.

(4) The Company completed financing for the proposed NextRx acquisition during Q2 ($2.5 billion public offering of senior notes and issuance of 26.45 million shares of common stock).  The incremental interest expense for the year is expected to be $82.6 million, which will be partially offset by interest income in an amount that will vary based on the closing date of the acquisition.

(5) NextRx results of operations are not included in guidance, and will vary based on the closing date of the acquisition.